UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

Investcorp US Institutional Private Credit Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01608	88-1960243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue 39th Floor
New York, NY 10017
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2023, Rocco DelGuercio notified Investcorp US Institutional Private Credit Fund (the “Company”) of his resignation as the Company’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, effective as of March 31, 2024. Mr. DelGuercio’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (accounting or otherwise).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023	INVESTCORP US INSTITUTIONAL PRIVATE CREDIT FUND

	By:	/s/ Michael C. Mauer
	Name:	Michael C. Mauer
	Title:	Chief Executive Officer